    EXHIBIT 11 - COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
     (In thousands of dollars except number of shares and per share amounts)
                                                                                                Year  Ended:



                                                                                    June 30,          June 30,        June 30,
                                                                                       1996              1995            1994
 Primary Earnings Per Share
    Income from continuing operations                                            $    80,955       $   45,243          $29,936
    Loss from discontinued operations                                                    -0-              -0-          (8,775)
                                                                                 ---------------------------------------------
                                                               Net income             80,955           45,243           21,161
    Add back after-tax interest expense for debentures converted                         218              N/A              N/A
                                                                                 ---------------------------------------------
                                Adjusted net income used in primary computation  $    81,173          $45,243          $21,161
                                                                                 ==============================================
    Weighted average number of shares outstanding during period                   29,467,359       27,334,551       27,138,945
    Applicable number of shares for common stock equivalents
       (stock options) outstanding for period, using Treasury
       Stock Method based on average market price for period                         673,113          486,247          564,218
                                                                                  --------------------------------------------
                          Weighted average number of shares used in computation   30,140,472       27,820,798       27,703,163
                                                                                  =============================================
 Primary earnings per share:
      From continuing operations                                                       $2.69            $1.63            $1.08
      From discontinued operations                                                       -0-              -0-            (.32)
                                                                                   -------------------------------------------
                                                                     Net income        $2.69            $1.63            $ .76
                                                                                   ===========================================
 Fully Diluted Earnings Per Share
    Income from continuing operations                                                $80,955          $45,243           (A)
    Loss from discontinued operations                                                    -0-              -0-
                                                                                   ---------------------------
                                                                     Net income       80,955           45,243
    Add back after-tax interest expense for debentures converted                         218             N/A
    Add back after-tax interest expense for outstanding
      convertible subordinated notes and debentures                                    1,657            1,339
                                                                                   --------------------------
                          Adjusted net income used in fully diluted computation      $82,830          $46,582
                                                                                   ===========================
    Weighted average number of shares outstanding during period                    29,467,359       27,334,551
    Applicable number of shares for common stock equivalents
       (stock options) outstanding for period, using Treasury
       Stock Method based on period ended  market price                               686,712          639,676
    Number of shares to be issued if  convertible
      subordinated notes and debentures were converted                              1,111,812        1,850,344
                                                                                   ----------------------------
                          Weighted average number of shares used in computation    31,265,883       29,824,571
                                                                                   ============================
 Fully diluted earnings per share:
      From continuing operations                                                        $2.65            $1.56
      From discontinued operations                                                        -0-              -0-
                                                                                   ---------------------------
                                                                     Net income         $2.65            $1.56
                                                                                   ============================

 (A) The potential conversion of the convertible debentures were anti-dilutive for this period.
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